SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

IES Holdings, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IESC	NASDAQ Global Market
Rights to Purchase Preferred Stock	IESC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointment

On August 3, 2020, IES Holdings, Inc., a Delaware corporation (the “Company”), announced the appointment of Jeffrey L. Gendell as Interim Chief Executive Officer of the Company, effective as of July 31, 2020.

Mr. Gendell, age 61, will continue to serve as Chairman of the Board of Directors of the Company, a position he has held since November 2016. Mr. Gendell is the founder and managing member of Tontine Associates, L.L.C., a private investment management firm, which, together with its affiliates (collectively, “Tontine”), is the majority shareholder of the Company.

Mr. Gendell is the brother of David B. Gendell, who has served as a member of the Board of Directors of the Company since February 2012, and who previously served as Interim Director of Operations from November 2017 to January 2019, as Vice Chairman of the Board from November 2016 to November 2017 and as Chairman of the Board from January 2015 to November 2016.

The Company is party to a sublease agreement with Tontine Associates, L.L.C. for corporate office space in Greenwich, Connecticut. The sublease extends through February 27, 2023, with monthly payments due in the amount of approximately $8,000.

There are no arrangements or understandings between Mr. Gendell and any other person pursuant to which he was selected to serve as Interim Chief Executive Officer of the Company, and the Company has not yet determined in which of its plans, contracts or arrangements Mr. Gendell will participate in connection with his appointment as Interim Chief Executive Officer.

Officer and Director Resignation

On August 3, 2020, the Company announced that Mr. Gary S. Matthews, Chief Executive Officer of the Company, has resigned as Chief Executive Officer and as a Director of the Company, effective as of July 31, 2020. Mr. Matthews also resigned from all other positions he held with the Company and its affiliates. The Company has no immediate plans to fill the vacancy caused by Mr. Matthews’ resignation from the Board of Directors.

Item 7.01	Regulation FD Disclosure.

On August 3, 2020, the Company issued a press release announcing the change in leadership roles described under Item 5.02 above. The press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated August 3, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IES HOLDINGS, INC.

Date: August 3, 2020	/s/ Mary K. Newman
Mary K. Newman
General Counsel & Corporate Secretary